EXHIBIT 99.2
                                                                    ------------

           STAIRMASTER SPORTS/MEDICAL PRODUCTS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 2000

                                                                            1999                   2000
                                                                        ------------           ------------
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                               $  4,268,922           $    199,384

Accounts receivable, net of allowance of $441,000 and $217,400            12,310,015             14,227,624
Inventories, net of allowance of $1,048,000 and $1,347,000                10,213,266              9,530,472
Prepaid expenses                                                           1,575,942              1,991,008
                                                                        ------------           ------------
      Total current assets                                                28,368,145             25,948,488

PROPERTY AND EQUIPMENT, net                                                7,334,705              7,040,828

INTANGIBLE ASSETS, net                                                    41,230,264             40,152,529
                                                                        ------------           ------------

TOTAL ASSETS                                                            $ 76,933,114           $ 73,141,845
                                                                        ============           ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                        $  6,199,131           $  8,928,680
Notes payable                                                              5,900,000              8,000,000
Current portion of long-term debt                                          3,600,000              4,750,000
Accrued payroll                                                            1,741,817              1,470,304
Customer advances                                                          1,086,096                644,396
Accrued expenses                                                           2,356,940              1,829,562
Accrued warranty                                                           1,525,021              2,003,618
                                                                        ------------           ------------
               Total current liabilities                                  22,409,005             27,626,560

LONG-TERM DEBT, net                                                       34,800,000
                                                                                                 29,025,000
COMMITMENTS AND CONTINGENCIES (see notes)

STOCKHOLDERS' EQUITY:
Common stock - $.01 par value - Authorized, 1,000 shares;
      issued and outstanding, 1,000 shares                                        10                     10
Additional paid-in capital                                                26,036,120             27,184,500
Accumulated deficit                                                       (5,907,403)           (10,272,944)
Accumulated other comprehensive loss                                        (404,618)              (421,281)
                                                                        ------------           ------------
               Total stockholders' equity                                 19,724,109             16,490,285
                                                                        ------------           ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $ 76,933,114           $ 73,141,845
                                                                        ============           ============

See notes to consolidated financial statements.